                   ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K



             1.1.  NOTE PURCHASE AGREEMENT DATED DECEMBER 20, 1996
                        BETWEEN UNEXCO, INC. AND RIMCO.



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                                 UNEXCO, INC.


                                  $4,000,000
                  12% Senior Secured General Obligation Notes

                                  __________

                            NOTE PURCHASE AGREEMENT

                                  __________

                         Dated as of December 20, 1996

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                                                                    CONFIDENTIAL
                                                                       U 05167
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                            NOTE PURCHASE AGREEMENT

          NOTE PURCHASE AGREEMENT dated as of December 20, 1996 among UNEXCO, INC., a Delaware corporation (the "COMPANY"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "NOTEHOLDERS")

          In consideration of the mutual covenants herein contained, the Company and the Noteholders agree as follows:

                                   ARTICLE I
                               DEFINITIONS, ETC.

          SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in ANNEX A attached hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

          SECTION 1.02. COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          SECTION 1.03. OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                                                    CONFIDENTIAL
                                                                      U 05168
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                                  ARTICLE II
                             COMMITMENTS AND NOTES

          SECTION 2.01. NOTES. (a) Subject to the terms and conditions of this Agreement, each Noteholder severally agrees to make advances to the Company (each and "ADVANCE") during the period from the date hereof through June 30, 1998 (the "COMMITMENT PERIOD") in an aggregate amount not exceeding the principal amount specified opposite such Noteholder's name in SCHEDULE A (such amount, as it may be reduced or terminated pursuant to this Agreement, is herein referred to as such Noteholder's "COMMITMENT"). Each funding of Advances shall be made on the same date ratably by the Noteholders. The Advances made by each Noteholder shall be evidenced by the Note issued to such Noteholder. Within the limits set forth herein and subject to the terms and conditions of this Agreement, the Company may borrow, repay pursuant to SECTION 7.03, prepay pursuant to SECTION 7.04 and reborrow under this ARTICLE II.

          (b) The Company will authorize the issue and sale of $3,000,000 aggregate principal amount of its 12% Senior Secured General Obligation Notes (the "NOTES"). Subject to the terms and conditions of this Agreement, at the Closing provided for in ARTICLE III, the Company will issue to each Noteholder a
Note in the principal amount of such Noteholder's Commitment. The Notes shall be substantially in the form set out in EXHIBIT 2.01, with such changes therefrom, if any, as may be approved by the Noteholders and the Company. Each Noteholder will note on its internal records, to the extent applicable, the date and amount of each Advance made by such Noteholder to the Company hereunder, and the amount of each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Advances evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Advance. Absent manifest error, any Noteholder's records or notations on its Note as to the outstanding principal amount of its Advances shall be conclusive.

          (c) Notwithstanding any other term hereof, no Advance shall be made if after giving effect to the making of such Advance the aggregate of amount of Advances outstanding would exceed the Total Commitment.

          (d) If a Change of Control shall occur, the Commitment of each Noteholder shall automatically terminate.

          SECTION 2.02. GUARANTY AGREEMENT. Universal Seismic Associates, Inc., a Delaware corporation ("USA"), at the Closing provided for in ARTICLE III will execute a Guaranty Agreement (the "GUARANTY AGREEMENT") pursuant to which USA will guarantee payment of the Notes. The Guaranty Agreement shall be substantially in the form set out in EXHIBIT 2.02, with such changes therefrom, if any, as may be approved by the Noteholders and USA.

          SECTION 2.03. PROCEDURES FOR ADVANCES UNDER THE NOTES. (a) Subject to the terms and conditions of this Agreement, on the day of Closing, the Noteholders shall make Advances in the aggregate amount of $900,000.

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          (b)   Whenever the Company desires to obtain a funding of additional
Advances, it shall, no less than 20 Business Days prior to the proposed funding date for such Advances, provide the Noteholders with the following:

          (i) a description of the Oil and Gas Properties to be acquired by the Company in connection with such proposed Advance or the oil and gas operations to be conducted with the proceeds of such proposed Advance, a summary describing the material terms of such acquisition or operations, copies of all documents relating to such acquisition or operations, title opinions or other title information covering such Oil and Gas Properties in form and substance reasonably satisfactory to the Noteholders, and such other information pertaining to the Oil and Gas Properties to be acquired, or oil and gas operation to be conducted, by the Company in connection with such proposed Advances as the Noteholders may reasonably request,

          (ii) a copy of all geological, geophysical, engineering and other technical data in the possession of the Company, or to which the Company has access, pertaining to the Oil and Gas Properties to be acquired or developed in connection with such proposed Advances and such other technical information as may be reasonably requested by the Noteholders, and

          (iii) a schedule describing the proposed use of the proceeds of such Advances, which uses shall be permitted under SECTION 5.13.

          (c) Within 10 Business Days after receipt of such information and such other information as the Noteholders shall reasonably request, the Noteholders shall provide the Company with a written notice (an "AVAILABILITY NOTICE") stating the amount, if any, of Advances that the Noteholders are willing to fund (as determined by the Noteholders in their sole absolute discretion), subject to the other terms and conditions hereof, including the conditions specified in ARTICLE IV, as well as any other conditions precedent to the funding of such Advances that the Noteholders may specify.

          (d) Subject to the other terms and conditions set forth herein, each funding of Advances shall be made upon the written, telecopied or facsimile transmitted request of the Company, given to the Noteholders not later than 12:00 Noon (Houston time) on the fifth Business Day prior to the proposed date of such Advances. Each request for Advances (an "ADVANCE REQUEST") shall conform to the requirements of the related Availability Notice and shall specify therein: (a) the proposed date for such Advances; (b) the aggregate amount of such Advances; and (c) the wire transfer instructions for such Advances.

          (e) Upon satisfaction of all conditions to any Advance, the Noteholders will make their respective Advances available to the Company by delivery to the Company or its order of immediately available funds in the amount, stated in the Advance Request by wire transfer of immediately available funds for the account of the Company to the bank stated in the Advance Request.

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                                                                       U 05170
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                                  ARTICLE III
                                    CLOSING

          The sale and purchase of the Notes to be purchased by the Noteholders shall occur at the offices of Andrews & Kurth, L.L.P., 600 Travis, Houston, Texas 77002, at 10:00 a.m., Houston time, at a closing (the "CLOSING") on December 20, 1996 or on such other Business Day thereafter on or prior to January 6, 1997 as may be agreed upon by the Company and the Noteholders. At the Closing, the Company will deliver to each Noteholder the Note to be purchased by such Noteholder, registered in such Noteholder's name. If at the Closing the Company shall fail to tender such Notes to the Noteholders as provided above in this ARTICLE III, or any of the conditions specified below shall not have been fulfilled to the Noteholders' reasonable satisfaction, the Noteholders shall, at the Noteholders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment.

          The effectiveness of this Agreement is subject to the fulfillment to the Noteholders' reasonable satisfaction, prior to or at the Closing, of the following conditions:

          SECTION 3.01. EXECUTION OF DOCUMENTS. The Noteholders shall have received the following agreements (together with this Agreement and any agreements delivered pursuant to SECTION 4.01 OR SECTION 9.07, collectively, the "TRANSACTION DOCUMENTS"), in such number of counterparts as the Noteholders may reasonably request, each dated the date of the Closing and duly executed by the Persons indicated below:

          (a)  the Notes duly executed by the Company;

          (b)  the Guaranty Agreement duly executed by USA;

          (c) the Pledge Agreement duly executed by USA together with certificates representing all of the issued and outstanding common stock of the Company and related stock powers duly executed in blank by Parent; and

          (d) amendments to the USA Note Agreements duly executed by USA, in form and substance satisfactory to the Noteholders.

          SECTION 3.02. CERTIFICATES. The Company and USA shall have delivered to the Noteholders:

          (a) an Officer's Certificate from the Company, dated the date of the Closing, certifying that the conditions specified in SECTION 3.04 AND
     SECTION 3.05 have been fulfilled;

          (b) an Officer's Certificate from USA, dated the date of the Closing, certifying that the conditions specified in SECTION 3.04 AND SECTION 3.05 have been fulfilled;

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                                                                       U 05171
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          (c)   a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the other Transaction Documents; and

          (d) certificates of appropriate public officials as to the corporate existence and good standing of, and the payment of all franchise taxes owing by, the Company in the States of Delaware, Texas and Louisiana and USA in the States of Delaware and Texas.

          SECTION 3.03. OPINION OF COUNSEL, The Noteholders shall have received opinions in form and substance satisfactory to the Noteholders, dated the date of the Closing from Boyer, Ewing & Harris, Incorporated, counsel for the Company, covering such matters incident to the transactions contemplates hereby as the Noteholders or the Noteholders' counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders).

          SECTION 3.04. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and USA in this Agreement and the other Transaction Documents shall be true and correct when made and at the time of the Closing.

          SECTION 3.05. PERFORMANCE; NO DEFAULT. The Company and USA shall have performed and complied with all agreements and conditions contained in this Agreement or the other Transaction Documents required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing.

          SECTION 3.06. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of SECTION 13.01, the Company or USA shall have paid on or before the Closing the reasonable fees, charges and disbursement of the Noteholders' special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

          SECTION 3.07. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.

                                  ARTICLE IV
                            CONDITIONS TO ADVANCES

          Unless otherwise waived by the Noteholders, the Noteholders' obligation to fund any Advance is subject to the fulfillment to the Noteholders' reasonable satisfaction, prior to or on the date of such Advance, of the following conditions:

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                                                                       U 05172
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          SECTION 4.01. EXECUTION OF DOCUMENTS. The Noteholders shall have received the following agreements, in such number of counterparts as the Noteholders may reasonably request, each duly executed by the Persons indicated below:

          (a) the Security Documents dated the date of such Advance and duly executed by the Company granting a first priority Lien in favor of the Noteholders on the Oil and Gas Properties and other related assets to be acquired or developed by the Company in connection with such Advance; and

          (b) to the extent such Advance is to be used to acquire Oil and Gas Properties, assignments of such Oil and Gas Properties acquired by the Company and duly executed by the Person from whom the Company is acquiring such Oil and Gas Properties in form and substance satisfactory to the Noteholders.

          SECTION 4.02. PERFECTION OF LIENS. The Noteholders shall have received evidence, in form and substance satisfactory to the Noteholders, that the Liens contemplated by the Security Documents have been duly perfected in accordance with applicable law and, upon funding of the Advance and consummation of the acquisition of the Oil and Gas Properties, will constitute a first priority Lien on the Oil and Gas Properties and other related assets to be acquired or developed by the Company in connection with such Advance, including filing of mortgages, deeds of trust and financing statements in all appropriate filing jurisdictions.

          SECTION 4.03. CERTIFICATES. The Company shall have delivered to the
Noteholders:

          (a) an Officer's Certificate from the Company, dated the date of such Advance, certifying that the conditions specified in SECTION 4.05 and
     SECTION 4.06 have been fulfilled; and

          (b) an Officer's Certificate from USA, dated the date of such Advance, certifying that the conditions specified in SECTION 4.05 and
     SECTION 4.06 have been fulfilled.

          SECTION 4.04. INSURANCE. The Noteholders shall have received evidence in form and substance satisfactory to the Noteholders, that the Company has the insurance required under SECTION 9.02 covering the Oil and Gas Properties and other related assets to be acquired in connection with such Advance.

          SECTION 4.05. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and USA in this Agreement and the other Transaction Documents shall be correct when made and at the time of such Advance.

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                                                                       U 05173
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          SECTION 4.06  PERFORMANCE; NO DEFAULT. After giving to such Advance
(and the application of the proceeds thereof as contemplated by SECTION 5.13) no Default or Event of Default shall have occurred and be continuing.

          SECTION 4.07 PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of SECTION 13.01, the Company shall have paid on or before the date of such Advance the reasonable fees, charges and disbursements of the Noteholders' special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of such Advance.

          SECTION 4.08 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions related to such Advance and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.

          SECTION 4.09 NO MATERIAL ADVERSE CHANGE. No event shall have occurred which, in the opinion of the Noteholders shall have a Material Adverse Effect on the Company, USA or the Oil and Gas Properties to be acquired or developed by the Company in connection with such Advance.

                                   ARTICLE V
                 REPRESENTATIVES AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Noteholders that:

          SECTION 5.01. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents and to perform the provisions hereof and thereof.

          SECTION 5.02. AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document to which it is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization,

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                                                                    CONFIDENTIAL
                                                                       U 05174
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moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.03. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any or its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

     SECTION 5.04. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement of the other Transaction Documents.

     SECTION 5.05.  SUBSIDIARIES.  The Company has no Subsidiaries.

     SECTION 5.06. DISCLOSURE. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. There is no fact known to the Company that could be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     SECTION 5.07. LITIGATION. Except as disclosed in SCHEDULE 5.07, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company of any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.08. OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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                                                                    CONFIDENTIAL
                                                                       U 05175
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          SECTION 5.09.  TAXES.  The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, if imposed, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

          SECTION 5.10. TITLE TO PROPERTY. The Company has good and sufficient title to its Oil and Gas Properties, if any, and its other Material properties, if any, in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          SECTION 5.11. LICENSES, PERMITS, ETC. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of the Company, (a) no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned by or used by the Company.

          SECTION 5.12. COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan, if any, in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I of IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most

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                                                                       U 05176
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recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not Material.

          SECTION 5.13. USE OF PROCEEDS; MARGIN REGULATIONS. The Company shall use the Advances made under SECTION 2.03(A) to repay Indebtedness owing to USA. The Company will apply the proceeds of all other Advances to pay for the acquisition, exploration and development of Oil and Gas Properties acquired or developed by the Company in connection with such Advances and for other working capital purposes, in each case, as described in the applicable schedule provided to the Noteholders under SECTION 2.03(B)(III). No part of the proceeds of any Advance will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in violation of Regulation X of said Board (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 C.F.R. 220).

          SECTION 5.14. STATUS UNDER CERTAIN STATUTES. The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          SECTION 5.15. SECURITIES MATTERS. Other than offers to Accredited Investors, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Noteholders named in SCHEDULE A. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

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                                                                       U 05177
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          SECTION 5.16.  ENVIRONMENTAL MATTERS. The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by the company or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing, (a) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; (b) Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company and has not disposed of any Hazardous Materials in manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE VI
                       REPRESENTATIONS OF THE PURCHASER

          SECTION 6.01. PURCHASE FOR INVESTMENT. Each Noteholder represents that it is acquiring its Notes for its own account or for one of its separate accounts (or for the account of trusts for which it is trustee) for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to its right to dispose of, in compliance with all applicable securities laws, its respective Notes, or any part of any thereof held by it, if at some future time in its sole discretion it deems it advisable so to do. Each Noteholder hereby agrees that it will not sell, transfer or otherwise dispose of its Notes in violation of the Securities Act.

          SECTION 6.02. STATUS; NO REGISTRATION. Each Noteholder represents that it is an Accredited Investor. Each Noteholder acknowledges that the Notes have not been registered under the Securities Act, and that such Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                  ARTICLE VII
                             PAYMENT OF THE NOTES

          SECTION 7.01. PLACE OF PAYMENT. The Company will pay all sums becoming due to any Noteholder under any Transaction Document by the method and at the address specified for such purpose below such Noteholder's name in SCHEDULE A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably

                                     -11-

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promptly after payment or prepayment in full of any Note, the Noteholders shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

          SECTION 7.02. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          SECTION 7.03. MANDATORY REPAYMENT OF NOTES. The Notes shall be due and payable as follows:

          (a) from time to time payments in such amounts as shall be necessary so that the aggregate amount of Advances outstanding shall not be in excess of the Total Commitment. Any repayment required by this SECTION 7.03(A) shall include a payment of accrued but unpaid interest to the date of payment on the principal amount paid and shall be due and payable on the date such payment accrues pursuant to the preceding sentence;

          (b)  on each Monthly Payment Date, a payment equal to the greater of
     (i) all accrued, but unpaid interest on the Notes or (ii) 100% of the Net Revenues for the immediately preceding month (or, if less, the entire unpaid principal of, and accrued interest on, the Notes) shall be due and payable;

          (c) on December 1, 1999, the entire unpaid principal of the Notes, together with all accrued, but unpaid interest on the Notes, shall be fully and finally due and payable; and

          (d) if a Change of Control shall occur, the entire unpaid principal of the Notes, together with all accrued, but unpaid interest on the Notes, shall be fully and finally due and payable on the date one day after such Change of Control occurs.

All payments on the Notes shall be applied pro rata, in accordance with the principal amounts outstanding on the Notes, first to accrued but unpaid interest on the Notes and the remainder, if any, to the principal amount outstanding on the Notes.

          SECTION 7.04. OPTIONAL PREPAYMENT OF NOTES. The Company may, at its option, without notice, penalty, premium or fee, prepay at any time all, or from time to time any part of, the Notes at 100% of the principal amount so prepaid, plus accrued and unpaid interest on such principal amount. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion to the respective unpaid principal amounts thereof.

                                     -12-

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                                                                       U 05179
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          SECTION 7.05.  PURCHASE OF NOTES.  The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                                 ARTICLE VIII
                           INFORMATION AS TO COMPANY

          SECTION 8.01. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each of the Noteholders:

          (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

          (b) Within 90 days after the end of each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

          (c)  Within 25 days after the end of each calendar month, copies of
(i) a consolidated balance sheet of the Company as at the end of such month, and
(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company, for such

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month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

          (d) By March 1 and September 1 of each calendar year, beginning March 1, 1997, a reserve report (each a "RESERVE REPORT") in form and substance satisfactory to the Noteholders, prepared by an independent petroleum engineering firm satisfactory to the Noteholders setting forth as of the immediately preceding December 31 or June 30, as applicable, the Future Net Revenue for the Company's Oil and Gas Properties. With the delivery of each Reserve Report, the Company shall deliver to the Noteholder a certificate from a Responsible Officer of the Company certifying that the information in the Reserve Report is true and correct in all Material respects.

          (e) On or before the 20th day of each month, a production report prepared by the Company setting forth in reasonable detail, the production from, and Gross Production Proceeds and Deductible Costs attributable to, the Company's Oil and Gas Properties for the immediately preceding month and such other information as the Noteholders may reasonably request (each a "MONTHLY PRODUCTION REPORT").

          (f) Promptly, and in any event within five days after a Responsible Officer of the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
SECTION 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

          (g) Promptly, and in any event within five days after a Responsible Officer of the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability

                                     -14-

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or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to be Material.

          (h) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

          (i) Within 10 days after the Company acquires, or enters into an agreement to acquire, any Oil and Gas Properties that are not acquired by way of an Advance under the Notes, written notice of such acquisition, including the terms of the acquisition, a description of the Oil and Gas Properties acquired or to be acquired and such other information related thereto as the Noteholders may reasonably request.

          (j) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholder.

          SECTION 8.02. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 8.01(A), SECTION 8.01(B) or SECTION 8.01(C) shall be accompanied by a certificate of a Senior Financial Officer of the Company stating that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

          SECTION 8.03. INSPECTION. The Company shall permit the representatives of each Noteholder, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested.

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                                  ARTICLE IX
                             AFFIRMATIVE COVENANTS

          The Company covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

          SECTION 9.01. COMPLIANCE WITH LAW; CONTRACTS. The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will comply with, and perform its obligations under, each contract or agreement to which it is a party, unless, in the good faith judgment of the Company, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.02. INSURANCE. The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          SECTION 9.03. MAINTENANCE OF PROPERTIES. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 9.04. PAYMENT OF TAXES AND CLAIMS. The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of

                                                                    CONFIDENTIAL
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all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.05. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 9.06. CONDUCT OF OPERATIONS. Prior to the end of the Commitment Period, the Company shall conduct, or cause to be conducted, and pay for each of the exploration and development operations described in the schedules delivered to the Noteholders under SECTION 2.03(B)(III) on the Oil and Gas Properties acquired or developed in connection with Advances by the Noteholders.

          SECTION 9.07. LIEN ON OIL AND GAS PROPERTIES. In addition to Liens granted in favor of the Noteholders under ARTICLE IV, upon the written request of the Noteholders the Company shall immediately execute and deliver to the Noteholders Security Documents granting a first priority Lien on all other Oil and Gas Properties and related assets acquired or owned by the Company.

                                   ARTICLE X
                              NEGATIVE COVENANTS

          The Company covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

          SECTION 10.01. RESTRICTIONS ON INDEBTEDNESS. The Company will not create, incur, assume, Guaranty or permit to exist any Indebtedness, except the Notes.

          SECTION 10.02. RESTRICTIONS ON LIENS. The Company will not create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

          (a)  Liens in favor of the Noteholders;

          (b) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, the Company;

          (c) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of SECTION 9.04;

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          (d)  any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (e) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; and

          (f) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation.

          SECTION 10.03. RESTRICTED PAYMENTS. The Company will not directly or indirectly make or pay (a) any dividend or other distribution on any shares of the Company's capital stock (including any dividends payable in shares of capital stock), (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire such shares, or (c) any payments or other distributions to Sierra Management, Inc.

          SECTION 10.04. MERGER, CONSOLIDATION, ETC. The Company shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

          SECTION 10.05. RESTRICTIONS ON ASSET SALES. Without the Noteholders' prior written consent, the Company will not sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except for the sale of oil and gas production in the ordinary course of business.

          SECTION 10.06. TRANSACTIONS WITH AFFILIATES. The Company will not enter into directly or indirectly and Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          SECTION 10.07. CHANGE IN BUSINESS. The Company will not directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business.

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                                  ARTICLE XI
                             DEFAULT AND REMEDIES

          SECTION 11.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity, by declaration or otherwise; or

          (b) the Company defaults in the performance of or compliance with any term contained in ARTICLE X, or USA defaults in the performance or compliance with any term of ARTICLE VII of the Guaranty Agreement; or

          (c) the Company or USA defaults in the performance of or compliance with any term contained in the Transaction Documents to which they are a party (other than those referred to in paragraphs (a) and (b) of this SECTION 11.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtains actual knowledge of such default or (ii) the Company receives written notice of such default from any holder of a Note; or

          (d) any representation or warranty made in writing by or on behalf of the Company or USA or by any officer of the Company or USA in this Agreement or the other Transaction Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

          (e) (i) USA, the Company or any other Subsidiary of USA is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto, or (ii) USA, the Company or any other Subsidiary of USA is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) USA, the Company or any other Subsidiary of USA has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, in an aggregate outstanding principal amount of at least $100,000 or (y) one or more Persons

                                                                    CONFIDENTIAL
                                                                       U 05186
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     have the right to require USA, the Company or any other Subsidiary of USA to purchase or repay such Indebtedness; or

          (f) USA, the Company or any other Subsidiary of USA (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by USA, the Company or any other Subsidiary of USA, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of USA, the Company or any other Subsidiary of USA, or any such petition shall be filed against USA, the Company or any other Subsidiary of USA and such petition shall not be dismissed within 60 days; or

          (h) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against one or more of USA, the Company and any other Subsidiary of USA and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (i) an "Event of Default" exists under any of the USA Note Agreements; or

          (j) USA fails to own (both beneficially and of record) 100% of the common stock and other equity securities of the Company; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified USA, the Company or any ERISA Affiliate that a Plan may become a subject to any such proceedings (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section

                                                                    CONFIDENTIAL
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

     4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000, (iv) USA, the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) USA, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) USA, the Company or any ERISA Affiliate fails to make any contribution due, or payment to, any employee benefit plan, or (vii) USA, the Company or any other Subsidiary of USA establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of USA, the Company or any Subsidiary thereunder, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in
     Section 11.01(j), the terms "EMPLOYEE BENEFIT PLAN" and EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in
     Section 3 of ERISA

          SECTION 11.02. ACCELERATION

          (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of SECTION 11.01 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompass clause (i) of paragraph (f) has occurred, (i) all unfunded Commitments shall automatically terminate and (ii) all amounts then outstanding under the Notes shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders at any time at its or their option, by notice or notices to the Company, (i) terminate all unfunded Commitments and (ii) declare all amount then outstanding under the Notes to be immediately due and payable.

          (c) If any Event Default described in paragraph (a) of SECTION 11.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, (i) terminate their respective Commitments and (ii) declare all amounts then outstanding under the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this SECTION 11.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

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           SECTION 11.03.  OTHER REMEDIES. If any Default or Event of Default
has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 11.02, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          SECTION 11.04. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 13.01, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this ARTICLE XI, including, without limitation, reasonable attorneys' fees, expenses and disbursements, together with interest on such amounts at the Default Rate accruing from the date of demand.

                                  ARTICLE XII
                 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

          SECTION 12.01. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          SECTION 12.02. TRANSFER AND EXCHANGE OF NOTES. Subject to compliance with all applicable securities laws, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form specified herein. Each such new Note shall be dated and bear

                                                                    CONFIDENTIAL
                                                                       U 05189
interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

          SECTION 12.03. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                 ARTICLE XIII
                                 MISCELLANEOUS

          SECTION 13.01. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders). The obligations of the Company under this SECTION 13.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

          SECTION 13.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of

                                                                    CONFIDENTIAL
                                                                       U 05190
the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

          SECTION 13.03. AMENDMENT AND WAIVER. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of ARTICLES II, III, IV OR V, or any defined term (as it is used therein), will be effective as to the Noteholders unless consented to by all of the Noteholders in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of ARTICLE XI relating to acceleration or rescission, change the amount or time of any payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, or (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver consented to as provided in this SECTION 13.03 applies equally to all holders of the Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

          SECTION 13.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight deliver service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: if to a Noteholder, to its address specified for such communications in SCHEDULE A, or at such other address as it shall have specified to the Company in writing, if to the Company, to the Company at 16420 Park Ten Place, Suite 300, Houston, Texas 77084, Telecopy No. 713-578-7091, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this
SECTION 13.04 will be deemed given only when actually received.

          SECTION 13.05. LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction

                                                                    CONFIDENTIAL
                                                                       U 05191

Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding the provisions of Section 13.14, to the extent that the Highest Lawful Rate applicable to a Noteholder is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of
Article 1.04 of Chapter 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; provided, however, to the extent permitted by such Article, the Noteholders from time to time by notice to Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Transaction Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Transaction Documents by the Company or in any other event, earned interest on the Notes and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Transaction Documents that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Noteholders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Transaction Documents.

          SECTION 13.06. INDEMNIFICATION. The Company agrees to indemnify, defend and hold each Noteholder, their partners and their respective officers, employees, agents, directors, partners, affiliates and shareholders (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby,
(b) the actual or proposed use of the proceeds of the loans contemplated hereby,
(c) any violation by the Company or any of its Subsidiaries of any requirement of law, including but not limited to Environmental Laws, (d) any Noteholder being deemed an operator of any real or personal property of the Company in circumstances in which no Noteholder is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or (e) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the

                                                                    CONFIDENTIAL
                                                                       U 05192
gross negligence or willful misconduct of, or willful violation of the Transaction Documents by, such Indemnified Person. WITHOUT ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS AND REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE, CONCURRENT OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Company prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this SECTION 13.06, although nothing herein shall give the Company the right to direct, or control any such settlement negotiations or any related lawsuit or proceeding on behalf of such Indemnified Party. The obligation of the Company under this SECTION 13.06 shall survive the termination of this Agreement and repayment of the Notes.

          SECTION 13.07. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

          SECTION 13.08. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 13.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          SECTION 13.10. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Transaction Documents, the Company has furnished and will from time to time furnish the Noteholders certain written information (such information, other than any such information which (i) was publicly available, or otherwise known to the Noteholders, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Noteholders of (iii) otherwise subsequently becomes known to the Noteholders, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Noteholders will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Noteholders apply generally to information of that nature. Subject to the prohibitions and restrictions imposed on the Noteholders with respect to the Confidential Information under applicable securities laws, it is understood that the foregoing will not restrict the Noteholders' ability to exchange such Confidential Information with their current or prospective investors, assignees of

                                                                    CONFIDENTIAL
                                                                       U 05193
the Notes and advisors. it is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Governmental Authority, (x) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or (z) in order to protect its interests or its rights or remedies hereunder or under the other Transaction Documents; in the event of any required disclosure under clause (w),(x), or (y) above, the Noteholders agree to use reasonable efforts to inform the Company as promptly as practicable. With respect to Confidential Information provided to the Noteholders under SECTION 2.03(A) that relates to Oil and Gas Properties on which the Noteholders elect not to make the Advance requested by the Company, the Noteholders (i) shall promptly return such Confidential Information to the Company (including all copies thereof) upon written request from the Company,
(ii) shall not use, and shall not permit any other Person to use, such Confidential Information for any purpose other that evaluating the proposed Advance and (iii) acknowledge that such Confidential Information shall remain the exclusive property of the Company (subject only to any rights the Noteholders may have to such Confidential Information under the Security Documents).

          SECTION 13.11. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          SECTION 13.12. JURY WAIVER. THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 13.13. CHOICE OF FORUM. THE COMPANY AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL AND STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDINGS INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.

                                                                    CONFIDENTIAL
                                                                       U 05194

          SECTION 13.14. GOVERNING LAW. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other that such State.

          IN WITNESS WHEREOF, the Company and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.

                                 UNEXCO, INC.


                                 By: /s/ Michael J. Pawelek
                                     ---------------------------------
                                 Name:   Michael J. Pawelek
                                 Title:  President


                                 RIMCO PARTNERS, L.P.,
                                 RIMCO PARTNERS, L.P.II,
                                 RIMCO PARTNERS, L.P.III, AND
                                 RIMCO PARTNERS, L.P.IV

                                 By:  RESOURCE INVESTORS MANAGEMENT COMPANY
                                      LIMITED PARTNERSHIP, THEIR GENERAL PARTNER

                                 By:  RIMCO ASSOCIATES, INC.,
                                      ITS GENERAL PARTNER


                                 By: /s/ Gary Milavec
                                     ---------------------------------
                                 Name:   Gary Milavec
                                 Title:  Vice President

                                                                    CONFIDENTIAL
                                                                       U 05195

                                  SCHEDULE A

                      INFORMATION RELATING TO NOTEHOLDERS


                                                             Principal Amount of
Name and Address of Noteholder                             Notes to be Purchased
------------------------------                             ---------------------

RIMCO PARTNERS, L.P.                                             $1,040,000
RIMCO PARTNERS, L.P.II                                            1,200,000
RIMCO PARTNERS, L.P.III                                             480,000
RIMCO PARTNERS, L.P.IV                                            1,280,000

                                                                 $4,000,000
                                                                 ==========

(1)  All payments by wire transfer
          of immediately available
          funds to:

          Fleet Bank, N.Y.
          ABA No. 021404465
          Account Name:  Universal Seismic Associates, Inc.
                         Automatic Clearing Account
          Account No. 9390641743

     with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and
          written confirmations of such
          wire transfers:

          Resource Investors Management Company
          22 Waterville Road
          Avon, Connecticut 06001
          Attn: Doug Skelley
          Telecopy No.: 860-678-9382

                                 Schedule A-1

                                                                    CONFIDENTIAL
                                                                       U 05196

(3)  All other communications

          Resource Investors Management Company
          Suite 6875
          600 Travis Street
          Houston, Texas 77002
          Attn: Gary Milavec
          Telecopy No.: 713-247-0730

               with a copy to:


          Resource Investors Management Company
          22 Waterville Road
          Avon, Connecticut 06001
          Attn: David R. Whitney
          Telecopy No.: 860-678-9382

                                 Schedule A-2

                                                                    CONFIDENTIAL
                                                                       U 05197

                                    ANNEX A
                                 DEFINED TERMS

          "Accredited Investor" means an "accredited investor" as such term is defined in Regulation D, Rule 501, promulgated by the Securities and Exchange Commission.

          "Advance" is defined in Section 2.01.

          "Advance Request" is defined in Section 2.03.

          "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interest of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interest. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Agreement" means this Note Purchase Agreement, as amended or modified from time to time.

          "Availability Notice" is defined in Section 2.03.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

          "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Change of Control" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Security Exchange Act of 1934, as amended) of 35% or more of the outstanding shares of voting stock of USA, (b) 50% or more of the members of the Board of Directors of USA on any date shall not have been (i) members of the Board of Directors of USA on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of USA as constituted on the date 12 months prior to such date, (c) all or substantially all of the

                                                                    CONFIDENTIAL
                                                                       U 05198
assets of USA or the Company are sold in a single transaction or series or related transactions to any Person, or (d) USA merges with or consolidates with any other Person.

          "Closing" is defined in Article III.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Commitment Period" is defined in Section 2.01.

          "Commitment" is defined in Section 2.01.

          "Company" is defined in the introduction to this Agreement.

          "Current Assets" means, as of any date, all assets of USA and its Subsidiaries that would be reflected as current assets on a consolidated balance sheet of USA and its Subsidiaries prepared on such date in accordance with GAAP consistently applied.

          "Current Liabilities" means, as of any date, all liabilities of USA and its Subsidiaries that would be reflected as current liabilities on a consolidated balance sheet of USA and its Subsidiaries prepared on such date in accordance with GAAP consistently applied.

          "Deductible Costs" means, for any month, the sum of the following amounts, to the extent such amounts were not deducted in calculating Gross Production Proceeds, and without duplication, (a) Lease Operating Expenses for such month and severance and production taxes attributable to Gross Proceeds for such month.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means fifteen percent (15%) per annum, but in no event to exceed the Highest Lawful Rate.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                                                    CONFIDENTIAL
                                                                       U 05199

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "Event of Default" is defined in Section 11.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fidelity Funding Agreement" means, collectively, that certain Loan and Security Agreement dated as of August 31, 1995, between Universal Seismic Acquisition, Inc. and Fidelity Funding, Inc. and that certain Loan and Security Agreement, dated August 31, 1995, between Universal Seismic Technologies, Inc. and Fidelity Funding, Inc.

          "Future Net Revenue" means the aggregate of the estimated future net revenues for each of the Company's Oil and Gas Properties, discounted at 10%, attributable to the proved Hydrocarbon reserves for each such Oil and Gas Property using average product prices and Lease Operating Expenses for the six-month period preceding the date of determination of such future net revenues. The product prices and Lease Operating Expenses for each such Oil and Gas Property shall not be escalated over the life of such Oil and Gas Property. Each determination of Future Net Revenue under the terms of this Agreement shall also take into account cumulative production from the Oil and Gas Properties since the last determination and such other criteria that are required by sound petroleum engineering practice.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Gross Production Proceeds" means, for any month, the gross proceeds accruing from the sale of Hydrocarbons produced from the Company's Oil and Gas Properties during such month.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such

                                                                    CONFIDENTIAL
                                                                       U 05200
indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Guaranty Agreement" is defined in Section 2.02.

          "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "Highest Lawful Rate" means with respect to any indebtedness owed to any Noteholder under any Transaction Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Noteholder with respect to such indebtedness under law applicable to such Noteholder.

          "Hydrocarbons" means oil, natural gas, condensate and all other liquid or gaseous hydrocarbons and all products produced or separated therefrom.

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 12.01.

          "Indebtedness" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and
(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                                                                    CONFIDENTIAL
                                                                       U 05201

          "Indemnified Person" is defined in Section 13.06.

          "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP.

          "Lease Operating Expenses" means, for any month, direct out-of-pocket costs and expenses incurred during such month by the Company to operate and maintain the wells located on the Company's Oil and Gas Properties, including fixed overhead costs payable under applicable operating agreements. Without limiting the foregoing, Lease Operating Expenses shall not include any land and legal fees incurred by the Company, leasehold, seismic or other property acquisition costs, or costs to drill, test, complete, equip, deepen, sidetrack, recomplete or plug and abandon any well or internal overhead costs.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind (whether voluntary or involuntary), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of (a) the Company or (b) USA and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, or USA and its Subsidiaries taken as a whole, or (b) the ability of the Company or USA, as the case may be, to perform their respective obligations under this Agreement and the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.

          "Monthly Payment Date" means the first day of each calendar month commencing February 1, 1997.

          "Monthly Production Report" is defined in Section 8.01(e).

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Net Income" means, for any period, the consolidated net earnings of USA and its Subsidiaries for such period, determined in accordance with GAAP.

                                                                    CONFIDENTIAL
                                                                       U 05202

          "Net Production Revenue" means, for any month, an amount equal to the excess, if any, of Gross Production Proceeds for such month over Deductible Costs for such month.

          "Net Revenue" means, for any month, the sum of (a) the Net Sales Proceeds for such month plus (b) the Net Production Revenues for the immediately preceding month.

          "Net Sales Proceeds" means, for any month, the gross proceeds received during such month by the Company from the sale of any of its Oil and Gas Properties, less the reasonable fees, taxes and expenses paid by the Company and directly related to the consummation of any such sales transactions.

          "Noteholders" is defined in the introduction to this Agreement.

          "Notes" is defined in Section 2.01.

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or USA, as applicable, whose responsibilities extend to the subject matter of such certificate.

          "Oil and Gas Properties" means oil and gas leasehold interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests, operating rights and other similar properties or interests, including contractual rights to any of the foregoing.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in section 3(3)of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "Pledge Agreement" means that certain Pledge Agreement of even date herewith executed by USA in favor of the Noteholders pledging all of the common stock of the Company, as amended from time to time.

          "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                                                                    CONFIDENTIAL
                                                                       U 05203

          "Required Holders" means, at any time, the holder or holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "Reserve Report" is defined in Section 8.01(d).

          "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or USA, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

          "Second Amended and Restated Security Agreement" means that certain Second Amended and Restated Security Agreement dated of even date herewith granting a first Lien on the collateral described therein by USA in favor of the Noteholders, as same may be supplemented or amended from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Security Documents" means the mortgages, deeds of trust, security agreements and assignments of production in form and substance satisfactory to the Noteholders granting a first priority Lien in favor of the Noteholders on the Oil and Gas Properties and other related assets of the Company and such other security agreements, guaranties, pledges, instruments, financing statements or other documents which may be executed to secure the obligations of the Company and USA with respect to the Notes and this Agreement and the other Transaction Documents.

          "Senior Financial Officer" means any of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or USA, as applicable.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of USA.

          "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such

                                                                    CONFIDENTIAL
                                                                       U 05204
determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

        "Tangible Net Worth" means, as of any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of USA and its Subsidiaries prepared as of such date in accordance with GAAP, minus (i) the amount of any assets resulting from capitalization of goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and (iii) the amount of any other items which are treated as intangible assets in accordance with GAAP.

        "Total Commitment" means, as of any date, an amount equal to the sum of the Noteholders' Commitments, as of such date.

        "Transaction Documents" is defined in Section 4.01.

        "USA" is defined in Section 2.02.

        "USA Note Agreements" means, collectively, that certain Note Purchase Agreement, dated january 19, 1996, among USA and the Noteholders, as amended by that certain First Amendment dated as of May 28, 1996, that certain Second Amendment dated as of August 13, 1996, that certain Third Amendment dated as of December 20, 1996, and as same may be amended or restated in the future, and that certain note Purchase Agreement, dated may 28, 1996, among USA and the Noteholders (other than RIMCO Partners, L.P. III), as amended by that certain First Amendment dated as of December 20, 1996, and as same may be amended or restated in the future.

        "USA Notes" means the 10% Senior Secured General Obligation Notes in the aggregate principal amount of $10,000,000 issued by USA under the USA Note Agreements, together with any replacements, substitutions, extensions, modifications and restatements thereof.

                                                                    CONFIDENTIAL
                                                                       U 05205

                                 SCHEDULE 5.07

                                  Litigation



                                     None

                                                                    CONFIDENTIAL
                                                                       U 05206

                                 Exhibit 2.01

                                 UNEXCO, INC.

                  12% SENIOR SECURED GENERAL OBLIGATION NOTE

No. SN-1                                                       December 20, 1996
$__________

           FOR VALUE RECEIVED, the undersigned, UNEXCO, INC., a Delaware corporation (the "Company"), hereby promises to pay to ___________________, a Delaware limited partnership, or registered assigns, the principal sum of ______ _____________________________ and ____/100 DOLLARS ($_________________), or, if
less, the aggregate unpaid principal amount of all Advances (as defined in the Note Purchase Agreement referred to below) made by _________________ under this Note, together with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum from the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal or interest, at a rate per annum from time to time equal to fifteen percent (15%); provided, however, in no event shall such rate of interest ever exceed the Highest Lawful Rate (as defined in the Note Purchase Agreement referred to below).

          This Note is one of a series of 12% Senior Secured General Obligation Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of December 20, 1996 (as from time to time amended, the "Note Purchase Agreement") between the Company and the Noteholders named therein and is entitled to the benefits, and otherwise subject to the provisions, thereof, including, without limitation, the limitations on interest set forth in Section
13.05 thereof. This Note is secured by the Security Documents referred to in the Note Purchase Agreement.

          The principal balance of this Note and accrued interest thereon shall be due and payable at the places, the times and in the manner specified in the Note Purchase Agreement. Each Advance made by ________________ to the Company and all payments made on account of the principal amount thereof shall be entered by _________________ in its records or on the grid attached hereto which is part of this Note.

          All payments made by the Company on this Note shall be applied first, to the accrued, but unpaid interest hereon, and the remainder, if any, shall be applied to the principal balance hereof.

                                                                    CONFIDENTIAL
                                                                       U 05207

          Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at places designated in the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

                                                UNEXCO, INC.


                                                By:
                                                    -------------------------
                                                Name:
                                                      -----------------------
                                                Title:
                                                       ----------------------

                                                                    CONFIDENTIAL
                                                                       U 05208

                ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

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    Date     Amount of      Maturity of      Amount of      Unpaid Principal      Notation Made
              Advance         Advance      Principal Paid       Balance                 By
                                             or Prepaid
-------------------------------------------------------------------------------------------------

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

                                                                    CONFIDENTIAL
                                                                       U 05209

                                                                    Exhibit 2.02
                              GUARANTY AGREEMENT

          This GUARANTY AGREEMENT dated as of December 20, 1996 is from UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation ("USA"), to RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "Noteholders").

                             PRELIMINARY STATEMENT

          The Noteholders have entered into a Note Purchase Agreement dated as of December 20, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Note Agreement") with UNEXCO, INC. (the "Company"), a wholly-owned subsidiary of USA, whereby the Noteholders have purchased from the Company its 12% Senior Secured General Obligation Notes in the maximum aggregate principal amount of $4,000,000 (such notes, together with all substitutions, replacements, extensions, modifications and restatements thereof, being referred to herein, collectively as the "Notes"). It is a condition precedent to the obligation of the Noteholders to make Advances under the Note Agreement that the Guarantor shall have executed and delivered this Agreement. USA has determined that it will receive a substantial benefit if Advances are made to the Company under the Note Agreement.

          In consideration of the premises and other good and valuable consideration, USA and the Noteholders agree as follows:

                                   ARTICLE I
                               DEFINITIONS, ETC.

          Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Note Agreement and the Annex A attached thereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

          Section 1.02. Covenant Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          Section 1.03. Other Rules of Construction. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles,

                                                                    CONFIDENTIAL
                                                                       U 05210
sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                  ARTICLE II
                                   GUARANTY

          Section 2.01. Guaranty. USA hereby unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity or earlier by acceleration or otherwise, of any and all debts, liabilities and obligations of the Company now or hereafter existing under the Note Agreement, the Notes or any of the other Transaction Documents whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding by or against the Company under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other similar debtor relief law), fees, expenses or otherwise (such obligations being the "Obligations"), and agrees to pay any and all reasonable costs and expenses (including counsel fees and legal expenses) incurred by the Noteholders in connection with the protection, defense or enforcement of any rights under this Agreement and any of the other Transaction Documents.

          Section 2.02. Guaranty Absolute. USA unconditionally guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Agreement, the Notes and the other Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Noteholders with respect thereto. The liability of USA under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreement, the Notes or the other Transaction Documents; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
(d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company; (e) any change, restructuring or termination of the corporate structure or existence of the Company; or (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

                                                                    CONFIDENTIAL
                                                                       U 05211

          The obligations of USA under this Agreement shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason. This Agreement is to be in addition to and is not to prejudice or be prejudiced by any other securities or guaranties (including any guaranty signed by USA) which the Noteholders may now or hereafter hold from or on account of the Company and is to be binding on USA as a continuing security notwithstanding any payments from time to time made to the Noteholders or any settlement of account or disability or incapacity affecting USA or any other thing whatsoever. This Agreement is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Agreement.

          Section 2.03. Wavier. USA hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obli-gations and this Agreement and any liability to which this Agreement applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Noteholders institute suit, collection proceedings or take any other action to collect the Obligations including any requirement that the Noteholders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral (it being the intention of the Noteholders and USA that this Agreement is to be a guaranty or payment and not of collection) or that the Company or any other person be joined in any action hereunder. Notwithstanding the provisions of Section 8.13, USA hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31 or Rule 32, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. USA hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice by the Noteholders of any indebtedness or liability to which it applies or may apply any amounts received by the Noteholders, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

          Section 2.04. Waiver of Subrogation; Etc. USA will not have any rights of subrogation under this Agreement, by any payment made hereunder or otherwise, until such time as the Noteholders have received full payment of the Obligations, and all such rights are hereby waived. If, notwithstanding the preceding sentence, any amount shall be paid to USA on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied upon the Obligations in accordance with the terms of the Note Agreement.

          USA hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Noteholders, and agrees that upon the occurrence and continuance of an Event of Default or any event which with the giving of notice or lapse of time could become an Event of Default, it shall not accept any payment on the same until payment in full of the Obligations, and shall in no circumstance whatsoever attempt to set off or reduce any

                                                                    CONFIDENTIAL
                                                                       U 05212

Obligations hereunder because of such indebtedness. USA further subordinates any lien or security interest that it has or may have on any collateral or security securing payment of the Obligations to the liens and security interest on said collateral and security in favor of the Noteholders, but the foregoing shall in no event imply or be construed to imply the Noteholders' agreement or consent to the existence of any such security interest in favor of USA.

          Section 2.05. Right of Set-off. Upon the occurrence and during the continuance of any event of Default the Noteholders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Noteholders to or for the credit or the account of USA against any and all of the obligations of USA now or hereafter existing under this Agreement, irrespective of whether or not the Noteholders shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Noteholders agrees promptly to notify USA after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Noteholders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Noteholders may have.

          Section 2.06. Transaction Documents. USA acknowledges that it has full and complete access to the Note Agreement, the Notes and all other instruments and documents executed by the Company, or any other Person in connection with the Note Agreement, has fully reviewed same and is fully aware of their contents.

          Section 2.07. Effect of Bankruptcy Proceeding, Etc. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due any Noteholders pursuant to the terms of the Note Agreement or hereunder is rescinded or must otherwise be restored or returned by the Noteholders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or USA, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar power with respect to the Company or USA or any substantial part of their property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, USA agrees that, for purposes of this Agreement and its obligations hereunder, the Note Agreement shall be deemed to have been declared in default with the same effect as if the Note Agreement had been declared in default in accordance with the terms thereof, and USA shall forthwith pay the amounts specified by the Noteholders to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

          Section 2.08. No Waiver; Remedies. No failure on the part of the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof

                                                                    CONFIDENTIAL
                                                                       U 05213
or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 2.09. Security. USA's obligations under this Agreement are secured by the Pledge Agreement in favor of the Noteholders.

      Section 2.10. Further Assurances. USA hereby agrees to execute and deliver all such instruments and take all such action as the Noteholders may from time to time reasonably request in order to fully effectuate the purpose of this Agreement.

                                  ARTICLE III

                            Intentionally Omitted.


                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF USA

      USA represents and warrants to the Noteholders that:

      Section 4.01. Organization; Power and Authority. USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. USA has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents and to perform the provisions hereof and thereof.

      Section 4.02. Authorization, etc. This Agreement and the other Transaction Documents to which USA is a party have been duly authorized by all necessary corporate action on the part of USA, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document to which USA is a party will constitute, a legal, valid and binding obligation of USA enforceable against USA in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.03. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by USA of this Agreement and the other Transaction Documents to which USA is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of USA or any Subsidiary under, any indenture,

                                                                    CONFIDENTIAL
                                                                       U 05214
mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which USA or any Subsidiary is bound or by which USA or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to USA or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to USA or any Subsidiary.

        Section 4.04. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by USA of this Agreement or the other Transaction Documents.

        Section 4.05. Subsidiaries. Schedule 4.05 contains complete and correct lists of USA's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by USA and each other Subsidiary. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to USA or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

        Section 4.06. Financial Statements. The consolidated balance sheet of USA and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income, retained earnings and cash flows for the 12-month period then ended, copies of which USA has delivered to each Noteholder, fairly present in all material respects the consolidated financial position of USA and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for such period and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        Section 4.07. Disclosure. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of USA in connection with the transactions contemplated hereby and the financial statements referred to in Section 4.06, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Except as disclosed in the financial statements referred to in Section 4.06, since June 30, 1996, there has been no change in the financial condition, operations, business, properties or prospects of USA or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to USA that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings (including

                                                                    CONFIDENTIAL
                                                                       U 05215
the financial statements referred to in Section 4.06) delivered to the Noteholders by or on behalf of USA specifically for use in connection with the transactions contemplated hereby.

              Section 4.08. Litigation. Except as disclosed in Schedule 4.08, there are no actions, suits or proceedings pending or, to the knowledge of USA, threatened against or affecting USA or any Subsidiary or any property of USA or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              Section 4.09. Observance of Agreements, Statutes and Orders. Neither USA nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              Section 4.10. Taxes. USA and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which USA or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. USA knows of no basis for any other tax or assessment that, if imposed, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of USA and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all respects. The Federal income tax liabilities of USA and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1996.

              Section 4.11. Title to Property. USA and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 4.06 or purported to have been acquired by USA or any Subsidiary after said date, in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

              Section 4.12. Licenses, Permits, etc. USA and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of USA, (a) no product of USA infringes in any

                                                                    CONFIDENTIAL
                                                                       U 05216
material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of USA or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by USA or any of its Subsidiaries.

             Section 4.13. Compliance with ERISA.

             (a) USA and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither USA nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by USA or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of USA or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

             (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

             (c) USA and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

             (d) The expected post-retirement benefit obligation (determined as of the last day of USA's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B or the Code) of USA and its Subsidiaries is not Material.

             Section 4.14. Status under Certain Statutes. Neither USA nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                                                                    CONFIDENTIAL
                                                                       U 05217

          Section 4.15. Capitalization. The authorized capital stock of USA consists solely of 20,000,000 shares of $.0001 par common stock, of which 5,229,109 shares are issued and outstanding.

          Section 4.16. Environmental Matters. Neither USA nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against USA or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing, (a) neither USA nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; (b) neither USA nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by USA or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in an Material Adverse Effect.

                                   ARTICLE V
                           INFORMATION AS TO COMPANY

          Section 5.01. Financial and Business Information. USA shall deliver to each of the Noteholders:

          (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of USA, copies of (i) a consolidated balance sheet of USA and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of USA and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of USA as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

          (b) Within 90 days after the end of each fiscal year of USA, copies of (i) a consolidated balance sheet of USA and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of USA and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous

                                                                    CONFIDENTIAL
                                                                       U 05218
fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

          (c)   Within 20 days after the end of each calendar month, copies of
(i) a consolidated balance sheet of USA and its Subsidiaries as at the end of such month, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of USA and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer of USA as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

          (d) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by USA or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by USA or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by USA or any Subsidiary to the public concerning developments that are Material.

          (e) Promptly, and in any event within five days after a Responsible Officer of USA becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that USA or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by USA or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by USA or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of USA or any ERISA Affiliate pursuant to Title

                                                                    CONFIDENTIAL
                                                                       U 05219

I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to be Material.

          (f) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to USA or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of USA or any of its Subsidiaries or relating to the ability of USA to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholder.

          Section 5.02. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 5.01(a), Section 5.01(b) or
Section 5.01(c) shall be accompanied by a certificate of a Senior Financial Officer of USA setting forth: (a) the information (including detailed calculations) required in order to establish whether USA was in compliance with the requirements of Section 7.03 hereof during the monthly, quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of USA and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of USA or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action USA shall have taken or proposes to take with respect thereto.

          Section 5.03. Inspection. USA shall permit the representatives of each Noteholder, at the expense of USA and upon reasonable prior notice to USA, to visit and inspect any of the offices or properties of USA or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision USA authorizes said accountants to discuss the affairs, finances and accounts of USA and its Subsidiaries), all at such times and as often as may be requested.

                                                                    CONFIDENTIAL
                                                                       U 05220

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

         USA covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

         Section 6.01. Compliance with Law; Contracts. USA will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. USA will, and will cause each of its Subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party, unless, in good faith judgment of USA, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

         Section 6.02. Insurance. USA will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, including the insurance described in Schedule 6.02.

         Section 6.03. Maintenance of Properties. USA will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent USA or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and USA has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 6.04. Payment of Taxes and Claims. USA will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become

                                                                    CONFIDENTIAL
                                                                       U 05221
a Lien on properties or assets of USA or any Subsidiary, provided that neither USA nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by USA or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and USA or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of USA or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 6.05. Corporate Existence, etc. USA will at all times preserve and keep in full force and effect its corporate existence. USA will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of USA and its Subsidiaries unless, in the good faith judgment of USA, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII
                              NEGATIVE COVENANTS

          USA covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

          Section 7.01. Restrictions on Indebtedness. USA will not, and will not permit any Subsidiary to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except:

          (a)  the Notes;

          (b)  the USA Notes;

          (c)  Indebtedness outstanding under the Fidelity Funding Agreement;

          (d) Indebtedness with respect to the financing of insurance premiums over the term in which the applicable insurance coverage is in place and not to exceed one year, which financing is currently conducted through AFCO Financing.

          Section 7.02. Restrictions on Liens. USA will not, and will not permit any Subsidiary to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

          (a)  Liens in favor of the Noteholders;

          (b)  Liens existing on the date hereof and described on Schedule 7.02;

          (c)  Liens in favor of the Noteholders under the USA Note Agreements;

                                                                    CONFIDENTIAL
                                                                       U 05222

          (d) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, USA;

          (e) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of Section 6.04;

          (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (g) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; and

          (h) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation.

          Section 7.03.  Financial Covenants.  USA will not permit:

          (a) its Current Assets at any time to be less than the sum of (i) its Current Liabilities as at such date, minus (ii) any portion of such Current Liabilities consisting of amounts outstanding under the Fidelity Funding Agreement that are not due within one year of such date;

          (b)  its Tangible Net Worth at any time to be less than $7,000,000;
     and

          (c)  the sum, determined as of the last day of each calendar month, of
     (i) its Net Income for the twelve month period then ended, plus (ii) any interest expense deducted in the calculation of Net Income for such twelve month period, plus (iii) any depreciation and amortization expense deducted in the calculation of Net Income for such twelve month period, plus (iv) any Federal income taxes deducted in the calculation of Net Income for such twelve month period, to be less than $2,500,000.

          Section 7.04. Restricted Payments. USA will not, and will not permit any Subsidiary, directly or indirectly, to make or pay (a) any dividend or other distribution on any shares of USA's capital stock (including any dividends payable in shares of capital stock), (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of USA's capital stock or any option, warrant or other right to acquire such shares, or (c) any payments or other distributions to Sierra Management, Inc.

                                                                    CONFIDENTIAL
                                                                       U 05223

          Section 7.05. Merger, Consolidation, etc. USA shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

          Section 7.06. Restrictions on Asset Sales. USA will not, and will not permit any Subsidiary to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired.

          Section 7.07. Transactions with Affiliates. USA will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than USA or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of USA's or such Subsidiary's business and upon fair and reasonable terms no less favorable to USA or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          Section 7.08. Change in Business. Except for oil and gas exploration and production operations to be conducted by the Company, USA will not, and will not permit any of its Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business. Without limiting the generality of the foregoing, USA and its Subsidiaries (other than the Company) shall not engage in any oil and gas exploration and production operations or business.

          Section 7.09. Fidelity Funding Agreement. Without the prior written consent of the Noteholders, USA will not, and will not permit any of its Subsidiaries to, amend, modify or extend the Fidelity Funding Agreement.

          Section 7.10. Restriction on Investment. Other than (a) the common stock of the Company owned by USA on the date hereof, (b) Oil and Gas Properties transferred to the Company prior to the date hereof and (c) capital contributions to the Company that are applied directly by the Company to pay the Indebtedness owing on the Notes, USA will not, and will not permit any of its Subsidiaries to, make any Investment in the Company without the Noteholders' prior written consent.

                                 ARTICLE VIII
                                 MISCELLANEOUS

          Section 8.01. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, USA will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments,

                                                                    CONFIDENTIAL
                                                                       U 05224
waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of USA or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. USA will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders). The obligations of USA under this Section 8.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

              Section 8.02. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of USA pursuant to this Agreement shall be deemed representations and warranties of USA under this Agreement.

              Section 8.03. Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Required Holders, except that no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, release USA from its obligations hereunder. Any amendment or waiver consented to as provided in this Section 8.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon USA without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between USA and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

              Section 8.04. Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery

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                                                                    CONFIDENTIAL
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

service (with charges prepaid). Any such notice must be sent: if a Noteholder, to its address specified for such communications in Schedule A to the Note Agreement, or at such other address as it shall have specified to USA in writing, if to USA, to USA at 16420 Park Ten Place, Suite 300, Houston, Texas 77084, Telecopy No.: 713-578-7091, or at such other address as USA shall have specified to the holder of each Note in writing. Notices under this Section 8.04 will be deemed given only when actually received.

              Section 8.05. Limitation on Interest. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by USA for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate.

              Section 8.06 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

              Section 8.07. Severability. Any provision of this Agreement that prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

              Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

              Section 8.09. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Transaction Documents, USA has furnished and will from time to time furnish the Noteholders (such information, other than any such information which (i) was publicy available, or otherwise known to the Noteholders, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Noteholders or (iii) otherwise subsequently becomes known to the Noteholders, being hereinafter referred to as "Confidential Information"). The Noteholders will maintain the confidentiality of any


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

Confidential Information in accordance with such procedures as the Noteholders apply generally to information of that nature. It is understood, however, that the foregoing will not restrict the Noteholders' ability to freely exchange such Confidential Information with current or prospective investors, assignees and advisors. Subject to the prohibitions and restrictions imposed on the Noteholders with respect to the Confidential Information under applicable securities laws, it is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Governmental Authority,
(x) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or (z) in order to protect its interests or its right or remedies hereunder or under the other Transaction Documents; in the event of any required disclosure under clause (w), (x), or (y) above, the Noteholders agree to use reasonable efforts to inform USA as promptly as practicable.

              Section 8.10. Final Agreement of the Parties. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              Section 8.11. Jury Waiver. USA AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              Section8.12. Choice of Forum. USA AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDINGS INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.

              Section 8.13. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


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

          IN WITNESS WHEREOF, USA and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.

                                    UNIVERSAL SEISMIC ASSOCIATES, INC.


                                    By:
                                       -------------------------------------
                                    Name:  Michael J. Pawelek
                                    Title: President



                                    RIMCO PARTNERS, L.P.,
                                    RIMCO PARTNERS, L.P. II,
                                    RIMCO PARTNERS, L.P. III, and
                                    RIMCO PARTNERS, L.P. IV

                                    By:    Resource Investors Management Company
                                           Limited Partnership, their general
                                           partner

                                    By:    RIMCO Associates, Inc.,
                                           its general partner


                                    By:
                                       -------------------------------------
                                    Name:  Gary Milavec
                                    Title: Vice President

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